UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2026

GE HEALTHCARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware			001-41528	88-2515116
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street,	Chicago,	IL		60661
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2026, the Board of Directors (the “Board”) of GE HealthCare Technologies Inc. (the “Company”) appointed Kevin A. Lobo to serve as a director of the Company, effective immediately. Mr. Lobo’s term will expire at the Company’s 2026 Annual Meeting of Stockholders. The Board also appointed Mr. Lobo as a member of the Talent, Culture, and Compensation Committee of the Board, effective immediately.

Mr. Lobo will receive compensation in accordance with the Company’s compensation program for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 10, 2025. The Company will also enter into an indemnification agreement with Mr. Lobo. The form of indemnification agreement is included as Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on February 4, 2026.

There is no arrangement or understanding between Mr. Lobo and any other person pursuant to which he was selected as a director. There are no transactions between Mr. Lobo and the Company that would be reportable under Item 404(a) of Regulation S-K.

Also on March 13, 2026, each of Risa Lavizzo-Mourey and Tomislav Mihaljevic informed the Board that they would not stand for re-election to the Board at the Company’s 2026 Annual Meeting of Stockholders due to other commitments. Neither Dr. Lavizzo-Mourey’s nor Dr. Mihaljevic’s decision was a result of any disagreement on a matter related to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the appointment of Kevin A. Lobo to its Board. A copy of the press release is furnished as Exhibit 99.

The information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99	Press Release of GE HealthCare Technologies Inc., dated March 17, 2026.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: March 17, 2026	/s/ Frank R. Jimenez
Frank R. Jimenez, General Counsel and Corporate Secretary (authorized signatory)